Exhibit 99.1

Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                         REPORTS FIRST QUARTER EARNINGS

GLADSTONE, N.J.--(BUSINESS WIRE)--April 24, 2007 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $2.7 million for the first quarter of 2007, a decline of $554 thousand or 17.1 percent from the $3.2 million reported for the first quarter of 2006. Diluted earnings per share were $0.32 for the first quarter of 2007 and $0.39 for the first quarter of 2006. The annualized return on average assets was 0.84 percent and the annualized return on average equity was 10.28 percent for the first quarter of 2007.

EARNINGS
Net Interest Income

         Net interest income, on a fully tax-equivalent basis, was $8.5 million in the first quarter of 2007, a decline of $338 thousand or 3.8 percent from the same quarter last year and an increase of $60 thousand or 0.7 percent over the fourth quarter of 2006. On a fully tax-equivalent basis, the net interest margin for the first quarter of 2007 was 2.81 percent as compared to 2.94 percent for the same period last year and 2.79 percent in the fourth quarter of 2006. In the past year, funding costs increased at a faster pace than yields on new loan originations. However, costs of interest-bearing liabilities declined by 7 basis points from the fourth quarter of 2006, due in part to the 25 basis point decrease in the rate on the high yield money market account. In addition, the

         The yield on earning assets increased over the first quarter of 2006 by 43 basis points, while cost of interest-bearing funds increased 71 basis points. The continued increase in funding costs was due to the Federal Reserve policy of increasing the target federal funds rate through most of 2006 and a change in funding mix into higher cost products.

         Average loans for the first quarter of 2007 increased  $95.9 million or
12.4 percent to $870.9 million from $775.0 million for the first quarter of 2006. The average mortgage loan portfolio grew by $55.4 million or 9.0 percent, during this period, while the average commercial loan portfolio grew $31.8 million or 27.6 percent. Our long-term plan calls for a substantial shift in our asset mix, with less emphasis on residential mortgages and more emphasis on higher yielding commercial loans and commercial mortgages. We believe this material shift in our asset mix will deliver substantially superior earnings performance over the coming years.

         For the first quarter of 2007, average deposits grew $125.3 million, or
12.4 percent to $1.14 billion from $1.01 billion for the first quarter of 2006. Money markets and certificates of deposit remain the Corporation's fastest growing categories of deposits, and also pay the highest rates, averaging 4.06 percent and 4.80 percent, respectively. Average short-term borrowings declined $114.3 million from $118.6 million in the first quarter of 2006 to $4.3 million for the first quarter of 2007, a result of the strategic decision to reduce exposure to high-cost, short-term borrowings and reduce interest rate risk. Average demand deposits increased $3.8 million or 2.2 percent in the first quarter of 2007 from the year ago period. Other Income

         Other income remained constant at $3.2 million for each of the first quarters of 2007 and 2006. Fee income generated by PGB Trust and Investments was $2.1 million, a decrease of $103 thousand or 4.6 percent over the same quarter a year ago, due in part to a decline in trust termination fees and executor fees. These fees, which are non-recurring, totaled $304 thousand in 2006 as compared to $48 thousand in 2007. The market value of trust assets under administration was in excess of $1.94 billion at March 31, 2007 an increase of $173.7 million or 9.8 percent over the market value at March 31, 2006. Net securities gains of $162 thousand were recorded in the first quarter of 2007, as compared to net securities gains of $51 thousand in the year ago quarter. Other Expenses

         Other expenses totaled $7.6 million for the first quarter of 2007 as compared to $7.1 million for the first quarter of 2006, an increase of $440 thousand or 6.2 percent. For the first quarter of 2007, salaries and benefits expense was $4.3 million, increasing $395 thousand or 10.2 percent. Normal salary increases, additions to the professional lending staff and higher group health insurance accounted for the increase. Premises and equipment expenses were $1.9 million and $1.7 million for the first quarter of 2007 and 2006, respectively, an increase of $129 thousand, or 7.5 percent, reflecting investments in a new branch and equipment. All other expense categories declined $84 thousand or 5.5 percent for the first quarter 2007 as compared to 2006 due in part to decreases in advertising expense, trust department expense and stationery and supplies expense offset in part by increases in fees paid for professional services. The Corporation opened its newest branch in Summit in March.

ASSET QUALITY

         At March 31, 2007, non-performing loans totaled $6.0 million or 0.68 percent of total loans as compared to $106 thousand or 0.01 percent at March 31, 2006. The increase in non-performing assets is primarily the result of two commercial loans totaling $5.3 million being designated as non-performing in the first quarter of 2007. These loans are both well collateralized by properties with appraised values in excess of the loan amounts. No loss of principal or interest is anticipated. Peapack-Gladstone Bank has no sub-prime loans, higher-interest rate loans to consumers with impaired or non-existent credit histories, in its mortgage loan portfolio.

         The allowance for loan losses was $6.9 million or 0.78 percent of total loans at March 31, 2007 as compared to $6.4 million or 0.81 percent of total loans at March 31, 2006. Net recoveries of $1 thousand were recorded in the quarter ended March 31, 2007, while $3 thousand of net charge-offs were recorded in the first quarter of 2006.

CAPITAL

         At March 31, 2007, shareholders' equity totaled $105.6 million as compared with $99.1 million at March 31, 2006, an increase of $6.5 million or
6.6 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at March 31, 2007 were 8.37 percent, 15.51 percent and 16.51 percent, respectively.

         In the first quarter of 2007, the Corporation did not purchase any shares under its stock buy back program. A total of 60,900 shares have been repurchased since the program was originally announced in April 2005 and 89,100 shares are eligible to be repurchased under the program in the future. The Corporation extended its stock buy back program for another year as announced on April 19, 2007.

         Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.31 billion as of March 31, 2007. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 22 branches in Somerset, Hunterdon, Morris and Union Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

o      The success of the Corporation's balance sheet restructuring initiative.
o      Unexpected decline in the direction of the economy in New Jersey.
o      Unexpected changes in interest rates.
o      Failure to grow business.
o      Inability to manage growth.
o      Unexpected loan prepayment volume.
o      Exposure to credit risks.
o      Insufficient allowance for loan losses.
o      Competition from other financial institutions.
o      Adverse effects of government regulation.
o      Decline in the levels of loan quality and origination volume.
o      Decline in the volume of increase in trust assets or deposits.

Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

                               (Tables to Follow)

                    PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                                     At or For The Three Months
                                                               Ended
                                                             March 31,
                                                      2007              2006
                                                      ----              ----
Income Statement Data:
Interest Income                                    $   17,279        $   15,794
Interest Expense                                        8,970             7,218
                                                   ----------        ----------
Net Interest Income                                     8,309             8,576
Provision For Loan Losses                                 125                39
                                                   ----------        ----------
Net Interest Income After
     Provision For Loan Losses                          8,184             8,537
Trust Fees                                              2,142             2,245
Other Income                                              899               890
Securities Gains                                          162                51
Other Expenses                                          7,558             7,118
                                                   ----------        ----------
Income Before Income Taxes                              3,829             4,605
Income Tax Expense                                      1,137             1,359
                                                   ----------        ----------
Net Income                                         $    2,692        $    3,246
                                                   ==========        ==========

Balance Sheet Data:
Total Assets                                       $1,307,082        $1,287,441
Federal Funds Sold                                     26,365             1,437
Short-Term Investments                                  1,092             1,583
Securities Held To Maturity                            52,987            71,771
Securities Available For Sale                         276,195           351,742
Loans                                                 882,574           789,487
Allowance For Loan Losses                               6,894             6,414
Deposits                                            1,166,027         1,046,199
Borrowings                                             23,520           134,275
Shareholders' Equity                                  105,567            99,072

Trust Division Assets under
    Administration (Market
     Value, Not Included
     Above)                                        $1,944,274        $1,770,545

Performance Ratios:
Return on Average Assets                                 0.84%             1.02%
Return on Average Equity                                10.28             13.04

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                                     At or For The Three Months
                                                              Ended
                                                             March 31,
                                                       2007           2006
                                                       ----           ----

Net Interest Margin
    (Taxable Equivalent Basis)                            2.81%        2.94%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                              $     393    $      38
Non-Accrual Loans                                        5,651           68
Net Recoveries/(Charge-Offs)                                 1           (3)
Allowance For Loan Losses
    To Total Loans                                        0.78%        0.81%

Per Share Data:
Earnings Per Share (Basic)                           $    0.33    $    0.39
Earnings Per Share (Diluted)                              0.32         0.39
Book Value Per Share                                     12.75        11.98
Dividends Per Share                                       0.15         0.14

Capital Adequacy:
Tier I Leverage                                           8.37%        8.13%
Tier I Capital to Risk-
  Weighted Assets                                        15.51        16.17
Tier I & II Capital to
    Risk-Weighted Assets                                 16.51        17.18

                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                    YEAR-TO-DATE
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                             March 31, 2007                             March 31, 2006
                                  Average       Income/                      Average        Income/
                                  Balance       Expense        Yield         Balance        Expense       Yield
                                  -------       -------        -----         -------        -------       -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   282,137    $     3,509          4.97%   $   374,043    $     4,065          4.35%
     Tax-Exempt (1) (2)             56,502            740          5.24         57,635            752          5.22
   Loans (2) (3)                   870,905         13,178          6.05        775,015         11,261          5.81
   Federal Funds Sold                5,884             79          5.38          1,479             16          4.33
   Interest-Earning Deposits           898             11          5.02            904              9          4.03
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,216,326    $    17,517          5.76%     1,209,076    $    16,103          5.33%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          23,127                                      21,893
   Allowance for Loan
     Losses                         (6,770)                                     (6,501)
   Premises and Equipment           24,406                                      21,716
   Other Assets                     26,642                                      23,113
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,405                                      60,221
                               -----------                                 -----------
Total Assets                   $ 1,283,731                                 $ 1,269,297
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   136,941    $       282          0.82%   $   144,319    $       196          0.54%
   Money Markets                   378,082          3,837          4.06        283,022          2,146          3.03
   Savings                          72,574            124          0.68         88,395            150          0.68
   Certificates of Deposit         372,280          4,464          4.80        322,649          3,098          3.84
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    959,877          8,707          3.63        838,385          5,590          2.67
   Borrowings                       27,930            263          3.77        150,054          1,628          4.34
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                  987,807          8,970          3.63        988,439          7,218          2.92
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 180,247                                     176,398
   Accrued Expenses and
     Other Liabilities              10,967                                       4,893
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   191,214                                     181,291
Shareholders' Equity               104,710                                      99,567
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,283,731                                 $ 1,269,297
                               ===========                                 ===========
   Net Interest Income                        $     8,547                                 $     8,885
                                              ===========                                 ===========
     Net Interest Spread                                           2.13%                                       2.41%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.81%                                       2.94%
                                                            ===========                                 ===========

                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTER-TO-DATE
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                             March 31, 2007                           December 31, 2006
                                  Average       Income/                      Average        Income/
                                  Balance       Expense        Yield         Balance        Expense       Yield
                                  -------       -------        -----         -------        -------       -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   282,137    $     3,509          4.97%   $   290,532    $     3,634          5.00%
     Tax-Exempt (1) (2)             56,502            740          5.24         47,617            653          5.49
   Loans (2) (3)                   870,905         13,178          6.05        871,664         13,291          6.10
   Federal Funds Sold                5,884             79          5.38          3,282             43          5.29
   Interest-Earning Deposits           898             11          5.02          1,548             18          4.70
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,216,326    $    17,517          5.76%     1,214,643    $    17,639          5.81%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          23,127                                      23,068
   Allowance for Loan
     Losses                         (6,770)                                     (6,632)
   Premises and Equipment           24,406                                      23,649
   Other Assets                     26,642                                      25,465
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,405                                      65,550
                               -----------                                 -----------
Total Assets                   $ 1,283,731                                 $ 1,280,193
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   136,941    $       282          0.82%   $   132,834    $       301          0.91%
   Money Markets                   378,082          3,837          4.06        357,379          3,705          4.15
   Savings                          72,574            124          0.68         75,773            132          0.70
   Certificates of Deposit         372,280          4,464          4.80        374,529          4,476          4.78
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    959,877          8,707          3.63        940,515          8,614          3.66
   Borrowings                       27,930            263          3.77         48,638            538          4.42
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                  987,807          8,970          3.63        989,153          9,152          3.70
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 180,247                                     179,338
   Accrued Expenses and
     Other Liabilities              10,967                                       6,962
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   191,214                                     186,300
Shareholders' Equity               104,710                                     104,740
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,283,731                                 $ 1,280,193
                               ===========                                 ===========
   Net Interest Income                        $     8,547                                       8,487
                                              ===========                                 ===========
     Net Interest Spread                                           2.13%                                       2.11%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.81%                                       2.79%
                                                            ===========                                 ===========

(1) Average balances for available-for sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)   Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.